Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-195269, 333-140995, 333-76078, 333-90069, 033-60767, 333-190774) on Form S-8 of Albany International Corp. of our report dated February 25, 2015, with respect to the consolidated balance sheet of Albany International Corp. as of December 31, 2014, and the related consolidated statements of income, comprehensive income/(loss), and cash flows for the year then ended, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10-K of Albany International Corp.

/s/ KPMG LLP

Albany, New York

February 27, 2015

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. File Nos. 333-195269, 333-140995, 333-76078, 333-90069, 033-60767, 333-190774 ) of Albany International Corp. of our report dated February 26, 2014 except for the effects of the revisions discussed in Notes 5, 8 and 11, as to which the date is February 27, 2015 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 27, 2015

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